UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Community Capital Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

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COMMUNITY CAPITAL BANCSHARES, INC.
2815 Meredyth Drive
Albany, Georgia  31707
(229) 446-2265

March 31, 2004

Dear Shareholder:

          You are cordially invited to attend our annual meeting of shareholders, which will be held at the Merry Acres Conference Center, 1504 Dawson Road, Albany, Georgia 31707 on Monday, April 26, 2004, at 1:30 p.m.  I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

          The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting.  We will also report on our operations during the past year and during the first quarter of fiscal year 2004, as well as our plans for the future.

          A copy of our annual report, which contains information on our operations and financial performance as well as our audited financial statements, is also included with this proxy statement.

          Please take this opportunity to become involved in the affairs of Community Capital.  Whether or not you expect to be present at the meeting, please mark, date, and sign the enclosed proxy card, and return it to us in the envelope provided as soon as possible.  Returning the proxy card will NOT deprive you of your right to attend the meeting and vote your shares in person.  If you attend the meeting, you may withdraw your proxy and vote your own shares.

Sincerely,

Robert E. Lee
President

COMMUNITY CAPITAL BANCSHARES, INC.
2815 Meredyth Drive
Albany, Georgia  31707
(229) 446-2265

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 26, 2004

          The annual meeting of shareholders of Community Capital Bancshares, Inc. will be held on Monday, April 26, 2004, at 1:30 p.m. at the Merry Acres Conference Center, 1504 Dawson Road, Albany, Georgia 31707 for the following purposes:

(1)	To elect five persons to serve as Class II Directors for a three-year term; and

(2)	To transact any other business as may properly come before the meeting or any adjournments of the meeting.

          The Board of Directors has set the close of business on March 11, 2004 as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.

          We hope that you will be able to attend the meeting.  We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present whether in person or by proxy.

          If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person.  You may revoke your proxy at any time before the proxy is exercised.

By Order of the Board of Directors,

Robert E. Lee
President

March 31, 2004

COMMUNITY CAPITAL BANCSHARES, INC.
2815 Meredyth Drive
Albany, Georgia  31707
(229) 446-2265

PROXY STATEMENT FOR 2004 ANNUAL MEETING

INTRODUCTION

Time and Place of the Meeting

          Our Board of Directors is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Monday, April 26, 2004, at 1:30 p.m. at the Merry Acres Conference Center, 1504 Dawson Road, Albany, Georgia 31707 and at any adjournments of the meeting.

Record Date and Mailing Date

          The close of business March 11, 2004 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting.  We first mailed this proxy statement and the accompanying proxy card to shareholders on or about March 31, 2004.

Number of Shares Outstanding

          As of the close of business on the record date, Community Capital had 10,000,000 shares of common stock, $1.00 par value authorized, of which 1,741,191 shares were issued and 1,677,042 shares were outstanding.  Each issued and outstanding share is entitled to one vote on all matters presented at the meeting.

VOTING AT THE ANNUAL MEETING

Proposal to Be Considered

          Shareholders will be asked to elect five persons to serve as Class II Directors for a three-year term.  The persons nominated to serve as Class II Directors as well as the continuing directors are described beginning on page 3.  The Board of Directors recommends a vote for approval of this proposal.

Procedures for Voting by Proxy

          If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card.  If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting.  If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the Board of Directors.

          You can revoke your proxy at any time before it is voted by delivering to Robert E. Lee, President of Community Capital, at the main office of Community Capital, either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Requirements for Shareholder Approval

          A quorum will be present at the meeting if a majority of the outstanding shares of common stock is represented in person or by valid proxy.  We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.  Only those votes actually cast for the election of a director, however, will be counted for purposes of determining whether a particular director nominee receives sufficient votes to be elected.  To be elected, a director nominee must receive more votes than any other nominee for the particular seat on the Board of Directors.  As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee.  At the present time we do not know of any competing nominees.

          Abstentions.  A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum.  Abstentions do not count as votes in favor of or against a given matter.

          Broker Non-Votes.  Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members.  Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposal(s) not voted upon.  Broker non-votes are included in determining the presence of a quorum.  A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

          Any other matters that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter.  Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

SOLICITATION OF PROXIES

          Community Capital will pay the cost of proxy solicitation.  Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise.  We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

PROPOSAL ONE:  ELECTION OF DIRECTORS

          The Board of Directors consists of 15 members and is divided into three classes with five members in each class.  The directors in each class serve for staggered terms of three years each.  The term of each class expires at the annual meeting in the years indicated below and upon the election and qualification of the director’s successor.

          The Board unanimously recommends that the shareholders re-elect the directors identified below as Director Nominees to serve as Class II Directors for a three-year term expiring in 2007.

          The following table shows for each nominee and continuing director:  (a) his or her name; (b) his or her age at December 31, 2003; (c) how long he or she has been a director of Community Capital; (d) his or her position(s) with Community Capital, other than as a director; and (e) his or her principal occupation and recent business experience for the past five years.  Each of the directors listed below is also a director of Albany Bank & Trust.

Name (Age)	Director Since	Position with Community Capital and Business Experience

Class II Nominated Directors: (For Three-Year Term Expiring 2007)

C. Richard Langley (55)	1998	Attorney, Langley & Lee

Bennett D. Cotten, Jr. (50)	1998	Orthopedic Surgeon, Southwest Georgia Orthopedic and Sports Medicine

Jane Anne D. Sullivan (44)	1998	Business Owner, Buildings Exchange, a real estate holding company

John P. Ventulett, Jr. (55)	1998	Executive Insurance Agent, Vice President, JSL/Howard Ventulett & Bishop Insurors of Albany

James D. Woods (60)	1998	Medical Doctor, Drs. Adams and Woods, M.D. P.C. Medical Practice

Class III Continuing Directors: (Term Expiring 2005)

Robert M. Beauchamp (41)	1998	Attorney, Beauchamp & Associates, LLC

Glenn A. Dowling (71)	1998	Podiatrist, Managing Partner, Ambulatory Surgery Center and Albany Podiatry Associates; Business Owner and Developer, Partridge Pea Plantation

Mary Helen Dykes (53)	1998	Business Owner/Administrator, Secretary and Treasurer, Bob’s Candies, Inc.

Mark M. Shoemaker (49)	1998	Medical Doctor, Albany Anesthesia Associates

Lawrence B. Willson (53)	1998	Business Administrator, Vice President and Farm Manager, Sunnyland Farms, Inc.

Name (Age)	Director Since	Position with Community Capital and Business Experience

Class I Continuing Directors: (Term Expiring 2006)

Charles M. Jones, III (53)	1998

Chairman of the Board of Directors of Community Capital and Albany Bank & Trust and Chief Executive Officer of Community Capital; Director of First Bank of Dothan; Chief Executive Officer, Consolidated Loan & Mortgage Co. and affiliated companies

Van Cise Knowles (63)	1998	Surgeon, Van C. Knowles M.D., P. C.

Robert E. Lee(1) (51)	1998	President of Community Capital and Albany Bank & Trust and Chief Executive Officer of Albany Bank & Trust; Director of First Bank of Dothan

Corinne C. Martin (61)	1998

Ownership interest in and President of Three Sisters, Inc., farming and timber property; Owner of Dunaway Enterprises, a real estate investment company; Owner of Covey Pointe Shooting Preserve, a commercial hunting property

William F. McAfee (66)	1998	Business Owner, Bill McAfee Leasing, a commercial truck lessor; Sales Manager, Allstar International, a commercial truck dealership; Manager, Fowltown Farms

(1)

Mr. Lee has served as President of Community Capital since August 1, 1998.  Prior to becoming an officer of Community Capital, Mr. Lee served as Executive Vice President and Chief Financial Officer of a community bank.

Meetings and Committees of the Board

          During the year ended December 31, 2003, the Board of Directors of Community Capital held 12 meetings and the Board of Directors of Albany Bank & Trust held 12 meetings.  The Board of Directors of First Bank of Dothan held 2 meetings from November 13, 2003 (the date of Community Capital’s acquisition of First Bank of Dothan) through December 31, 2003.  All incumbent directors attended at least 75% of the total number of meetings of Community Capital’s Board of Directors and committees of the board on which he or she serves.

          Annual Meeting Attendance.  Although the Company does not have a formal policy regarding its directors’ attendance at the annual meeting of shareholders, all directors are expected to attend the meeting. All of the directors attended the 2003 annual meeting of shareholders.

          Nominating Committee.  The Company does not have a standing nominating committee and has not adopted a nominating committee charter.  Rather, the full Board of Directors participates in the consideration of director nominees.  Each of the Company’s directors, with the exception of Robert E. Lee and Charles M. Jones, III, is an independent director under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.  In accordance with the Nasdaq SmallCap Market listing requirements, the Company’s director nominees are approved by a majority of the independent directors.  Since the Company is a small business issuer and only two of its directors are not independent, the Company believes a standing nominating committee is not necessary.  See “Director Nominations and Shareholder Communications” on page 12.

          Compensation Committee.  The Board of Directors has established a Compensation Committee which establishes compensation levels for non-executive officers of Community Capital and Albany Bank & Trust, reviews management organization and development, and reviews significant employee benefit programs.  The Compensation Committee recommends compensation levels for executive officers of the

Company to the Board of Directors for approval by a majority of the independent directors and a majority of the directors.  However, no director who is also an executive officer of the Company participates in the deliberation or voting by the Board of Directors or Compensation Committee relating to his or her compensation.  The Compensation Committee also administers Community Capital’s equity compensation programs, including the Community Capital Bancshares, Inc. 1998 Stock Incentive Plan.  The Compensation Committee is chaired by Van Cise Knowles and also includes Charles M. Jones, III, Robert E. Lee and Jane Anne D. Sullivan.  The Compensation Committee held 5 meetings during the year ended December 31, 2003.

          Audit and Compliance Committee.  The Board of Directors has established an Audit and Compliance Commitee which is directly responsible for appointing (and dismissing) the independent public accountants to conduct audits of Community Capital’s and its subsidiaries’ financial statements and to perform other permissible non-audit services.  The Audit and Compliance Committee also reviews the independence and qualifications of Community Capital’s auditors, the planned scope of the annual audit, any changes in accounting principles, and the effectiveness and efficiency of Community Capital’s and its subsidiaries’ internal accounting staff.  Additionally, the Audit and Compliance Commitee provides oversight to Community Capital’s and its subsidiaries’ compliance with regulatory rules and regulations, including the Community Reinvestment Act.

          The Audit and Compliance Commitee is chaired by William F. McAfee and also includes Glenn A. Dowling and C. Richard Langley.  Each of the members of the Audit and Compliance Committee is an independent director under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.  Although none of the Audit and Compliance Committee members meets the criteria specified under applicable Securities and Exchange Commission (“SEC”) regulations for an “audit committee financial expert,” the board believes that each has the financial knowledge, business experience and independent judgment necessary for service on the Audit and Compliance Committee.  The Audit and Compliance Commitee held 7 meetings during the year ended December 31, 2003.

Audit Committee Report

          The Audit Committee reports as follows with respect to the audit of Community Capital’s 2003 audited consolidated financial statements.

•	The Audit Committee has reviewed and discussed Community Capital’s 2003 audited consolidated financial statements with Community Capital’s management;

•

The Audit Committee has discussed with the independent auditors, Mauldin & Jenkins, LLC, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of Community Capital’s consolidated financial statements;

•

The Audit Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor’s independence from the corporation and its related entities) and has discussed with the auditors the auditors’ independence from Community Capital; and

•

Based on review and discussions of Community Capital’s 2003 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that Community Capital’s 2003 audited consolidated financial statements be included in Community Capital’s Annual Report on Form 10-KSB.

	March 24, 2004	Audit Committee:
Willam F. McAfee
Glenn A. Dowling
C. Richard Langley

Audit Committee Charter

          The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as Appendix A to this proxy statement.  The Board of Directors reviews and approves changes to the Audit Committee Charter annually.

EXECUTIVE OFFICERS

          The following table shows for each executive officer of Community Capital:  (a) his name, (b) his age at December 31, 2003; (c) how long he has been an officer of Community Capital; and (d) his positions with Community Capital and Albany Bank & Trust:

Name (Age)	Officer Since	Position with Community Capital and Albany Bank & Trust

Charles M. Jones, III (53)	1998	Chief Executive Officer of Community Capital

Robert E. Lee (51)	1998	President of Community Capital and Albany Bank & Trust and Chief Executive Officer of Albany Bank & Trust

David J. Baranko (47)	1999	Chief Financial Officer of Community Capital and Albany Bank & Trust

David C. Guillebeau (42)	1998	Executive Vice President and Senior Lending Officer of Albany Bank & Trust

COMPENSATION

          The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Community Capital for the fiscal years 2003, 2002 and 2001 of our Chief Executive Officer, President and Executive Vice President.  No other executive officer received a combined payment of salary and bonus in excess of $100,000 for services rendered to Community Capital during 2003.

Summary Compensation Table

	Annual Compensation(1)			Long-Term Compensation Awards

Name and Position	Compensation Year	Salary ($)	Bonus ($)	Number of Securities Underlying Options	All Other Compensation ($)

Charles M. Jones, III,	2003	0	0	285	0
Chief Executive Officer	2002	0	0	285	0
	2001	0	0	285	0

Robert E. Lee,	2003	160,600	83,717	25,000	10,340	(2)
President	2002	141,085	57,722	0	7,425	(2)
	2001	128,260	35,171	0	6,850	(2)

David C. Guillebeau,	2003	101,609	14,000	10,000	5,018	(3)
Executive Vice President	2002	94,800	5,849	0	4,752	(3)
	2001	90,900	8,208	0	4,526	(3)

(1)  We have omitted information on “perks” and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under the Securities and Exchange Commission regulations.

(2)

Includes a matching contribution to Mr. Lee’s 401K plan of $5,500, $5,500 and $4,746 in 2003, 2002 and 2001, respectively, and premiums paid on a term life insurance policy for the benefit of Mr. Lee of $4,480, $1,905 and $1,325 in 2003, 2002 and 2001, respectively.

(3)	Includes a matching contribution to Mr. Guillebeau’s 401K plan of $5,018,$4,752 , and $4,526 in 2003, 2002 and 2000, respectively.

          The following tables set forth information at December 31, 2003, and for the fiscal year then ended, concerning stock options granted to the executive officers listed in the Summary Compensation Table.  The listed executive officers did not exercise any options to purchase common stock of Community Capital during 2003.  We have not granted any stock appreciation rights, restricted stock or stock incentives other than stock options.

Stock Option Grants in Fiscal 2003

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date

Charles M. Jones, III	285	0.37%	$13.97	5/15/2013
Robert E. Lee	25,000	32.41%	$13.97	5/15/2013
David C. Guillebeau	10,000	12.96%	$10.18	2/24/2013

Aggregated Option Exercises in Fiscal 2003 and Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options		Value of Unexercised In-the- Money Options at December 31, 2003
			Exercisable	Unexercisable	Exercisable	Unexercisable

Charles M. Jones, III	0	--	18,282	4,286	$83,659	$19,928
Robert E. Lee	0	--	60,000	40,000	$300,000	$75,000
David C. Guillebeau	0	- -	24,000	16,000	$168,000	$143,800

Employment Agreements

          Robert E. Lee.  On August 19, 1998, Community Capital and Albany Bank & Trust entered into an employment agreement with Mr. Lee regarding Mr. Lee’s employment as Community Capital’s President.  The initial term of the agreement began on August 1, 1998, and runs until July 31, 2003.  At the end of the initial five-year term and at the end of any extension of the term, the agreement will be automatically extended for a period of twelve months, unless a party to agreement provides notice to the other parties that he or it does not intend to extend the agreement.

          Mr. Lee’s base salary under the agreement during 2003 was $160,600 per year.  The Board of Directors is required to review the base salary amount annually, and the base salary may be increased by an amount determined by the Board of Directors.  The agreement also provides that Mr. Lee is entitled to an annual cash bonus based on Community Capital’s consolidated earnings, provided that the Board of Directors determines, according to reasonable safety and soundness standards, that the overall financial condition of Albany Bank & Trust will not be adversely affected by the payment of the bonus.  Mr. Lee earned a bonus of $83,717 during 2003.  Additionally, the agreement requires Community Capital to provide Mr. Lee with an automobile, health insurance, life insurance, vacation time, reimbursement for reasonable business expenses, club memberships and other customary benefits.

          Generally, in the event Mr. Lee is terminated by Community Capital without cause or Mr. Lee terminates his employment with cause, Community Capital will be required to meet its obligations with respect to Mr. Lee’s compensation for a period equal to the greater of twelve months from the date of termination or the remaining term of the agreement.  In the event Community Capital terminates Mr. Lee’s employment due to his permanent disability, Community Capital will be required to meet its obligations with respect to Mr. Lee’s compensation for a period of twelve months following the termination.  If Mr. Lee terminates his employment within six months following a change in control of Community Capital, Mr. Lee will be entitled to a cash payment equal to 2.99 times his average base salary for the preceding three years.

          If Mr. Lee’s employment is terminated by Community Capital with cause or Mr. Lee terminates his employment without cause or upon a change in control, Mr. Lee will generally be prohibited from competing with Albany Bank & Trust or soliciting its customers or employees for a period of twelve months from the date of termination.

          David C. Guillebeau.  On October 1, 1998, Community Capital and Albany Bank & Trust entered into an employment agreement with Mr. Guillebeau regarding his employment as Executive Vice President of Community Capital and Albany Bank & Trust and Senior Loan Officer of Albany Bank &  Trust.  The initial term of the agreement began on October 1, 1998, and continued until September 30, 2001.  At the end of the initial three-year term and at the end of any extension of the term, the agreement automatically extends for a period of twelve months, unless a party to agreement provides notice to the other parties that he or it does not intend to extend the agreement.

          Mr. Guillebeau’s base salary under the agreement during 2003 was $101,609 per year.  The President of Albany Bank & Trust is required to review the base salary amount annually, and the base salary may be increased each year by an amount determined by the President.  The agreement also provides that Mr. Guillebeau is entitled to an annual cash bonus based on criteria estabilished by the President of Albany Bank & Trust.  Mr. Guillebeau earned a bonus of $14,000 during 2003.  Additionally, the agreement requires Community Capital to provide Mr. Guillebeau with an automobile, health insurance, vacation time, reimbursement for reasonable business expenses, club memberships and other customary benefits.

          Generally, in the event Mr. Guillebeau is terminated by Community Capital without cause or Mr. Guillebeau terminates his employment with cause, Community Capital will be required to meet its obligations with respect to Mr. Guillebeau’s compensation for a period equal to the greater of twelve months from the date of termination or the remaining term of the agreement.  In the event Community Capital terminates Mr. Guillebeau’s employment due to his permanent disability, Community Capital will be required to meet its obligations with respect to Mr. Guillebeau’s compensation for a period of twelve months following the termination.  If Mr. Guillebeau terminates his employment within six months following a change in control of Community Capital, Mr. Guillebeau will be entitled to a cash payment equal to the sum of his average base salary and cash bonus for the preceding three years.

          If Mr. Guillebeau’s employment is terminated by Community Capital with cause or Mr. Guillebeau terminates his employment without cause or upon a change in control, Mr. Guillebeau will generally be prohibited from competing with Albany Bank & Trust or soliciting its customers or employees for a period of twelve months from the date of termination.

Director Compensation

          During 2003, directors of Community Capital received $250 for each board meeting attended and $100 for each committee meeting.  Additionally, on May 15, 2003, we granted our Chairman of the Board a non-qualified option to purchase 285 shares of stock and granted every other non-employee director a non-qualified option to purchase 142 shares of Community Capital’s common stock for their service as directors during 2002.  The options vested immediately on the grant date, are exercisable at $13.97 per share, and have a maximum term of ten years from the grant date.  Directors of Albany Bank & Trust receive $250 for each board meeting and $100 for each committee meeting attended.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table lists, as of the record date, the number of shares common stock beneficially owned by:  (a) each current director of Community Capital; (b) each executive officer listed in the Summary Compensation Table; and (c) all current executive officers and directors as a group.  As of the record date, Community Capital did not have any non-director shareholders who beneficially owned more than 5% of the outstanding common stock.  The information shown below is based upon information furnished to Community Capital by the named persons.  Additionally, the address for each person listed below is 2815 Meredyth Drive, Albany, Georgia 31707.

          Information relating to beneficial ownership of Community Capital is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934, as amended.  Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security.  Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.  A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from the record date.  Unless otherwise indicated in the “Nature of Beneficial Ownership” column, each person is the record owner of and has sole voting and investment power with respect to his or her shares.

Name and Address	Number of Shares	Number of Shares Subject to Options/Warrants Exercisable within 60 days	Aggregate Number of Shares	Percent of Class	Nature of Beneficial Ownership

Directors:

Robert M. Beauchamp	28,571	21,996	50,567	3.0

Bennett D. Cotten, Jr.	14,285	14,853	29,138	1.7

Glenn A. Dowling	21,428	21,996	43,424	2.6

Mary Helen Dykes	4,762	14,853	19,615	1.2

Charles M. Jones, III	43,657	39,710	83,367	4.9

Van Cise Knowles	43,476	4,854	48,330	2.9	Includes 23,571 shares held in an IRA for the benefit of Mr. Knowles.

C. Richard Langley	24,242	15,782	40,024	2.4	Includes 20,742 shares held in an IRA for the benefit of Mr. Langley.

Robert E. Lee	92,457	79,285	171,742	9.9	Includes 48,842 shares held in an IRA for the benefit of Mr. Lee and 857 shares held jointly with Mr. Lee’s spouse.

Corinne C. Martin	42,782	13,496	56,278	3.4	Includes 4,284 shares held by Ms. Martin as trustee for grandchildren and 8,570 shares held by Ms. Martin as trustee for her children as to which beneficial ownership is shared.

William F. McAfee	21,428	21,996	38,996	2.6

Mark M. Shoemaker	21,428	21,996	38,996	2.6

Jane Anne D. Sullivan	28,570	21,996	46,138	3.0	Includes 7,142 shares owned by Ms. Sullivan’s children as to which beneficial ownership is shared.

John P. Ventulett, Jr.	29,764	14,853	44,617	2.7

Lawrence B. Willson	21,428	21,996	38,996	2.6

James D. Woods	21,428	21,996	38,996	2.6	Includes 21,428 shares held in a profit sharing plan for the benefit of Dr. Woods.

Name and Address	Number of Shares	Number of Shares Subject to Options/Warrants Exercisable within 60 days	Aggregate Number of Shares	Percent of Class	Nature of Beneficial Ownership

Executive Officers* :

David J. Baranko	4,734	7,714	12,448	0.8	Includes 4,428 shares held in an IRA for the benefit of Mr. Baranko.

David C. Guillebeau	10,241	32,000	42,241	2.5

All Directors and Executive Officers, as a Group	474,681	391,372	866,053	42.4

* Mr. Jones and Mr. Lee are also executive officers of Community Capital.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires Community Capital’s directors and executive officers and persons who own beneficially more than 10% of Community Capital’s outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of Community Capital’s common stock.  Directors, executive officers and greater than 10% shareholders are required to furnish Community Capital with copies of the forms they file.  To our knowledge, based solely on a review of the copies of these reports furnished to Community Capital during the fiscal year ended December 31, 2003, Corinne C. Martin filed two late Forms 4, one of which reported an exercise of warrants and the other reported a stock option award.  Additionally, each of our other directors and executive officers, who are listed above, filed one late Form 4 reporting a stock option award.

RELATIONSHIPS AND RELATED TRANSACTIONS

          From time to time our directors, officers and their affiliates, including members of their families or businesses and other organizations with which they are associated, may have banking transactions in the ordinary course of business with Albany Bank & Trust.  Albany Bank & Trust’s policy is that any loans or other transactions with those persons or entities (a) are made in accordance with applicable law and Albany Bank & Trust’s lending policies, (b) are made on substantially the same terms, including price, interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated parties of similar standing, and (c) do not involve more than the normal risk of collectibility or present other unfavorable features to Community Capital and Albany Bank & Trust.  In addition, all future transactions with our directors, officers and their affiliates are intended to be on terms no less favorable than could be obtained from an unaffiliated third party, and must be approved by a majority of our directors, including a majority of the directors who do not have an interest in the transaction.

INDEPENDENT PUBLIC ACCOUNTANTS

          Community Capital has selected the accounting firm of Mauldin & Jenkins, LLC to serve as principal accountant for Community Capital for the fiscal year ending December 31, 2004.  The firm of Mauldin & Jenkins has served as Community Capital’s principal accountant since 1998.  A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

          The following table sets forth the fees billed to the Company for the years ended December 31, 2003 and 2002 by Mauldin & Jenkins:

	2003	2002

Audit fees	$95,000	40,750
Audit-related fees	51,500	7,650
Tax fees	10,500	5,600
All other fees	2,500	19,500

Total Fees	$159,500	73,500

Audit Fees

          Audit fees represent fees billed by Mauldin & Jenkins for professional services rendered in connection with the (1) audit of the Company’s annual financial statements for 2003 and 2002, and (2) review of the financial statements included in the Company’s quarterly filings on Form 10-QSB and annual filings on Form 10-KSB.

Audit-Related Fees

          Audit-related fees represent fees for professional services rendered for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements and those not included in “Audit Fees” above.  The audit-related fees pertained to assistance with the due diligence and accounting matters relating to potential and consummated acquisitions.

Tax Fees

          Tax fees represent the aggregate fees billed in each of the last two fiscal years for professional services rendered by Mauldin & Jenkins for tax compliance, tax advice, and tax planning.

All Other Fees

          Other fees represent fees for various planning matters in 2003 and 2002, including internal audit services in 2002.

          The fees billed by Mauldin & Jenkins are pre-approved by the Audit and Compliance Committee of the Company in accordance with the policies and procedures for the Audit and Compliance Committee.  The Audit and Compliance Committee pre-approves all audit and non-audit services provided by the Company’s independent auditors and may not engage the independent auditors to perform any prohibited non-audit services.  For 2003, 100% of the fees incurred were pre-approved.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

          Director Nominations.  The full Board of Directors of Community Capital participates in the consideration of director nominees.  The Board has not adopted a formal policy or process for identifying or evaluating nominees but informally may solicit and consider recommendations from a variety of sources, including other directors, members of the community, customers and shareholders of Community Capital, and professionals in the financial services and other industries.  Similarly, the Board does not prescribe any specific qualifications or skills that a nominee must possess, although it considers the potential nominee’s business experience; knowledge of the Company and the financial services industry; experience in serving as a director of the Community Capital or another financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by Community Capital; commitment to and availability for service as a director; and any other factors the Board deems relevant.  The Board has never received a director-nominee recommendation from a shareholder and, as a result, has not adopted a specific policy regarding the

Board’s consideration of such a recommendation.  The Board anticipates, however, that it would evaluate shareholder-recommended nominees in the same manner as all other nominees.

          Shareholder Proposals.  To be included in the Company’s 2005 proxy statement, shareholder proposals submitted for consideration at the 2005 annual meeting of shareholders must be received by the Company no later than November 28, 2004.  Proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any proposal contained in a notice received after February 10, 2005.  SEC Rule 14a-8 provides additional information regarding the content and procedure applicable to the submission of shareholder proposals to be included in the Company’s 2005 proxy statement.

          Shareholder Communications.  Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and by sending it to the Secretary of the Company at the Company’s principal office at 2815 Meredyth Drive, Albany, Georgia 31707.  The Secretary will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

OTHER MATTERS

          The Board of Directors of Community Capital knows of no other matters that may be brought before the meeting.  If, however, any matters other than the election of directors or matters related to the election, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

          If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly.  An envelope has been provided for that purpose.  No postage is required if mailed in the United States.

March 31, 2004

COMMUNITY CAPITAL BANCSHARES, INC.
AUDIT COMMITTEE CHARTER
Adopted March 19, 2004

Authorization of the Audit Committee

          The Board of Directors (the “Board”) of Community Capital Bancshares, Inc. (the “Company”) has established the Audit Committee (the “Committee”) of the Board to oversee the Company’s accounting and financial reporting processes and the audits of its financial statements.  The Committee will carry out the duties and responsibilities assigned to the Committee under the applicable securities laws and the rules and regulations of the Nasdaq Stock Market or other national securities exchange on which the Company’s common stock is listed (the “Applicable Exchange”) and further assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and the independent auditors.   The Audit Committee’s performance and composition shall at all times be subject to, and in compliance with, Section 10A of the Securities Exchange Act of 1934.

Members of the Audit Committee

          The Committee shall consist of at least three directors, each of whom shall satisfy the criteria for independence set forth under Rule 10A-3(b)(1) under the Securities and Exchange Act of 1934 (the “Act”) and Rule 4200(a)(15) promulgated by the Nasdaq Stock Market (or any Applicable Exchange).  Each member shall have the ability to read and understand fundamental financial statements, including the balance sheet, income statement and statement of cash flows.  At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in his or her financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.  No Committee member may have participated in the preparation of the financial statements of the Company or any current subsidiary during the three years prior to his or her appointment to the Committee.

          Notwithstanding the foregoing, in exceptional and limited circumstances, one director who (i) is not independent within the meaning of the Nasdaq Stock Market or other Applicable Exchange rules, (ii) meets the criteria set forth in Section 10A(m)(3) of the Act, (iii) is not a current officer or employee of the Company, (iv) is not related by blood, marriage or adoption to an officer or employee of the Company, and (v) does not reside with an officer or employee of the Company, may be appointed to the Audit Committee if the Board determines that membership is required by the best interests of the Company and its shareholders. A member appointed under this exception may not serve longer than two years and may not chair the Audit Committee.  The Board must make any affirmative determinations concerning the issue of independence of any director required under the rules and regulations of the Applicable Exchange.

Responsibilities

          Scope of Responsibility

          The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements.  The Audit Committee shall be directly responsible for the appointment and dismissal, compensation, and oversight of the Company’s independent auditors, and may not delegate any of such responsibilities to others. Additionally, the Audit Committee shall oversee the accounting and financial reporting processes of the Company by (1) reviewing the Company’s financial information that will be provided to its shareholders, the Securities and Exchange Commission and analysts, (2) working with management to establish, subject to the approval of the Board, the systems of internal controls, (3) reviewing the systems of internal controls and reports of variance from those controls, (4) reviewing all audit processes and results of internal audits, and (5) reviewing the Company’s accounting, reporting and financial practices.

          The Audit Committee shall periodically report to the Board on (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence, and (4) the performance of the Company’s internal audit function and the Company’s independent auditors. The Audit Committee shall also prepare the report of the Audit Committee to be included in the Company’s annual proxy statement.

          The Audit Committee does not prepare financial statements on behalf of the Company or perform the Company’s audits, and its members are not the Company’s auditors and do not certify the Company’s financial statements. These functions are performed by the Company’s management and independent auditors.

          In addition to the matters set forth herein, the Audit Committee shall perform such other functions as are required by law, the Company’s Articles of Incorporation or Bylaws, or the Board.

          Responsibilities and Duties

The Audit Committee:

•	shall meet at least once every quarter, or more frequently as circumstances dictate;

•	shall meet with the Chief Financial Officer in executive session at least once every quarter to review the accounts of the Company;

•	shall meet with the Internal Auditor in executive session at least once every quarter;

•	shall meet with the independent auditors in executive session at least once every quarter;

•	shall recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K;

•	shall prepare the Audit Committee report to be included in the Company’s annual proxy statement;

•	may conduct or authorize investigations into any matters within its scope of responsibilities;

•	shall review and discuss earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies;

•	shall review and discuss with management the policies and guidelines for risk assessment and management;

•	shall review and approve all related party transactions;

•

may take any other action permitted by applicable laws, rules, and regulations necessary to accomplish any action authorized by this Charter or to further the goals of the Audit Committee as set forth in this Charter; and

•	shall report its actions and any applicable funding requirements to the Board.

          All meetings of the Audit Committee required by this Charter shall be held without any other members of the Board present, except that members of management who are also directors of the company and whose presence the Committee deems necessary for the matters being considered may be present, at the Committee’s express invitation, for portions of meetings not involving executive sessions.  Meetings may be held in person or by telephonic means at the discretion of the chair of the Audit Committee.

          Assistance from Others

          The Audit Committee may retain (and determine the funding for) experts to advise or assist it, including outside counsel, accountants, financial analysts or others, and the Company shall provide sufficient funding therefor.  The Audit committee may also request reports from the President and Chief Financial Officer of the Company.

          Relationships with Independent Auditors

          In order to retain independent outside auditors to review the records and accounts of the Company, the Audit Committee shall:

•	have the sole authority to appoint (and dismiss) independent auditors to conduct Company audits or to perform permissible non-audit services, with the independent auditors ultimately accountable to the Audit Committee with respect to audit and related work and to oversee the performance of services by the independent auditors;

•	review the independent auditors’ scope and audit plan prior to the commencement of the audit;

•	determine the scope of the audit and the associated fees to be paid to the independent auditors (for both audit and permissible non-audit work);

•

obtain required reports pursuant to Independent Standards Board Standard 1, actively engage in a dialogue with the independent auditors regarding disclosed relationships or services that may affect the objectivity and independence of the auditors, and take, or recommend that the Board take, appropriate action to oversee the independence of the Company’s auditors.

In its review of the independent auditors, the Audit Committee shall:

•	review the qualifications and experience of senior members of the audit team;

•

ensure that the independent auditors provide the Audit Committee (for their review) timely reports of (1) all critical accounting policies and practices, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, effects of using such alternatives, and the treatment preferred by the independent auditing firm, and (3) other material written communications between the independent auditor and management;

•	review the independent auditors’ reports on the adequacy of the Company’s internal controls, including computerized information system controls and security; and

•

obtain and review annually a report by the independent auditors describing (1) the auditing firm’s internal quality control procedures, (2) any material issues raised by its most recent quality control review or investigation within the preceding five years and steps taken to resolve those issues, and (3) all relationships between the independent auditors and the Company.

          Prior to the release or filing thereof, the Audit Committee shall review documents containing the Company’s financial statements, including the interim financial reports and filings with the SEC or other regulators. The Audit Committee shall specifically review:

•	with the independent auditors and management, their processes for assessment of material misstatements, identification of the notable risk areas, and their response to those risks;

•	with the management and the independent auditors, the Company’s annual and quarterly financial statements and related footnotes as well as all of the Company’s securities filings containing financial information about the Company prior to their filing and release;

•	the independent auditors’ report on the financial statements;

•	with the independent auditors, any additions or changes in auditing or accounting principles suggested by the independent auditors, management, or the internal auditors;

•	with the independent auditors, the management letter provided by the independent auditors and the Company’s response;

•

the independent auditor’s qualitative judgement about the appropriateness, and not just the acceptability, of accounting principles, use of estimates, basis for determining the amounts of estimates, and financial disclosures;

•	with the independent auditors, any significant difficulties or disputes with management encountered during the course of the audit or significant changes to the audit plan;

•	any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company and their related risks;

•

with management and the independent auditors, the effect of regulatory and accounting initiatives as well as accounting principles and their alternatives that have a significant effect on the Company’s financial statements;

•

any transactions or courses of dealing with parties related to the Company that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, or that are relevant to an understanding of the Company’s financial statements;

•	other communications as required to be communicated by the independent auditors by Statement of Auditing Standards (SAS) 61, as amended by SAS 90 relating to the conduct of the audit; and

•

any other matters related to the annual Company audit, including those matters that are required to be communicated to the Audit Committee under applicable law and generally accepted auditing standards.

          Approval of Services Provided by Independent Auditors

          The Audit Committee shall approve any audit services and any permissible non-audit services prior to the commencement of the services as set forth in the Act. In making its pre-approval determination, the Audit Committee shall consider whether providing the non-audit services are compatible with maintaining the auditors’ independence. If this pre-approval is delegated to an independent Audit Committee member or members, such member or members shall present a report of his or her decisions at the next scheduled Audit Committee meeting.

          Relationships with the Internal Audit Function

          The Audit Committee shall:

•

be solely and directly responsible for the appointment, replacement, reassignment, or dismissal of the Company’s internal auditors and shall ensure that others may not terminate an internal auditor without the Audit Committee’s consent;

•	confirm the independence of the individual or firm responsible for the Company’s internal audit function;

•	establish procedures to assess the effectiveness and performance of the internal auditors;

•

take steps that are, in the sole judgment of the Audit Committee, reasonable or necessary to ensure that the internal auditors are independent and the compensation and benefits allocated to the internal auditors are not subject to review or termination without the consent of the Audit Committee.

          The Audit Committee shall consider and review with management and the Internal Auditor:

•	the Company’s process for the internal control structure and procedures for financial reporting;

•	the results of internal audits, management recommendation letters, reports of variance from the Company’s internal controls, and report of the internal auditors;

•	significant findings during the year and management’s responses to them;

•	significant difficulties encountered during the course of their audits, including any restrictions on the scope of their work or access to required information;

•	changes required in the planned scope of their audit plan; and

•	the internal auditing department’s compliance with applicable professional standards and practices.

          Oversight of Corporate Compliance Function

          The Audit Committee shall:

•	discuss significant risk exposures periodically with the independent auditors, management, and internal audit officers;

•	review the steps and programs that management and the internal auditors have taken to identify, monitor, control and report such exposures;

•	establish procedures whereby employees can confidentially and anonymously submit to the Audit Committee concerns or issues regarding the Company’s accounting or auditing matters;

•	establish procedures for the receipt, retention, and treatment of complaints regarding accounting or auditing matters, including their controls;

•

discuss with the independent auditors whether they believe or have any reason to believe that an illegal act has occurred,  regardless of whether they believe it will materially affect the Company’s financial statements;

•	review any transactions with related parties and the procedures used to identify related parties;

•

periodically require management, Internal Auditor, and the independent auditors to review and report and comment on significant Company risks or exposures and actions to minimize such risks or exposures;

•	discuss periodically with management and evaluate the effectiveness of the program that management establishes to monitor compliance with the Company’s Code of Ethics and laws and regulations;

•	review management recommendations to the Board for changes that reflect changes in law or policy;

•	review with the Company’s outside legal counsel any legal matters that may materially affect the Company; and

•	consider any emerging issues that the Audit Committee should become involved with in the future.

          Audit Committee Formalities and Charter

          The Audit Committee shall:

•	review and reassess annually the adequacy of this Audit Committee Charter and recommend any changes to the Board;

•

report periodically to the Board on the Audit Committee’s activities and findings, including any issues regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal auditors;

•	keep appropriate minutes, with the advice of counsel to the extent necessary; and

•	review its performance at least annually and may retain counsel, accountants or other consultants to assist in such review.

COMMUNITY CAPITAL BANCSHARES, INC.
PROXY
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MONDAY, APRIL 26, 2004

          The undersigned hereby appoints Robert E. Lee or Charles M. Jones, III or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Community Capital Bancshares, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at the Merry Acres Conference Center, 1504 Dawson Road, Albany, Georgia 31707 and at any adjournments of the annual meeting, upon the proposal described in the accompanying notice of the annual meeting and the proxy statement relating to the annual meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL.

PROPOSAL:	To elect the five (5) persons listed below to serve as Class II Directors of Community Capital Bancshares, Inc. for a three-year term:

Bennett D. Cotten, Jr.	C. Richard Langley	Jane Anne D. Sullivan
John P. Ventulett, Jr.	James D. Woods

☐	FOR all nominees listed above (except as indicated below)	☐	WITHHOLD authority to vote for all nominees listed above

INSTRUCTION:   To withhold authority for any individual nominee, mark “FOR” above, and write the nominee’s name in this space______________________________________________________________________________________________.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER
MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

          If stock is held in the name of more than one person, all holders must sign.  Signatures should correspond exactly with the name or names appearing on the stock certificate(s).  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature(s) of Shareholder(s)

[LABEL]

Name(s) of Shareholders(s)

Date: ________________________________ , 2004
(Be sure to date your proxy)

Please mark, sign and date this proxy, and return it in the enclosed return-addressed envelope.  No postage necessary.

I WILL __________          WILL NOT ___________ ATTEND THE ANNUAL SHAREHOLDERS MEETING.

PLEASE RETURN PROXY AS SOON AS POSSIBLE